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                                  EX-10.39

                              CONSULTING AGREEMENT

                                                                January 28, 1994


Puro Corporation of America
56-45 58th Street
Maspeth, NY  11378

     Re:  Peter T. Dixon and
          Puro Corporation of America

Gentlemen:

     This will confirm the arrangements, terms and conditions, whereby Peter T. Dixon (hereinafter referred to as the "Consultant") shall serve as investment banker and financial advisor to Puro Corporation of America (hereinafter referred to as the "Company") for the period set forth below. The undersigned hereby agree to the following terms and conditions:

     1. Consulting Services. From the date hereof through January __, 1999, the Consultant shall provide to the Company investment banking services, including advice with respect to mergers or acquisitions, or sales of all or part of the Company; and advice regarding financial strategy, debt and equity offerings, capital structure, and other financial matters. Without limiting the generality of the foregoing, this agreement relates to assistance to the Company in developing, studying and evaluating financing and merger and acquisition proposals. Notwithstanding the same, however, in the event that the Consultant facilitates a merger, financing or other like transaction on behalf of the Company, the Consultant shall be provided separate consideration for same on mutually agreeable terms and conditions.

     2. Compensation.

          (a) The Company agrees to pay the Consultant for its services to be rendered pursuant to this agreement a monthly fee of One Thousand Dollars ($1,000.00) commencing on January 28, 1994 and continuing to and including January 28, 1999.

          (b) All reasonable out-of-pocket expenses incurred by the Consultant in performance of the services to be rendered hereunder shall be borne by the Company and reimbursed to the Consultant upon presentation of appropriate documentation provided, however, that expenses in excess of $250.00 per month shall require the prior written consent of the Company

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Puro Corporation of America
January 28, 1994
Page 2


          3. Relationship. Nothing herein shall be deemed to constitute an employment or agency relationship between the Consultant and the Company. Nevertheless, nothing contained herein shall be deemed to preclude the creation of such relationship by separate agreement of the parties, in writing, for a particular purpose. Except as expressly agreed in writing, the Consultant shall not have the authority to obligate, bind or commit the Company in any manner whatsoever.

          4. Assignment and Termination. This agreement shall not be assignable by either party except to successors to all or substantially all of the business of either, nor may this agreement be terminated by either party for any reason whatsoever without the prior written consent of the other party, which consent may be arbitrarily withheld by the party whose consent is required.

                                       Very truly yours,



                                       /s/ Peter T. Dixon
                                       ---------------------------------
                                       Peter T. Dixon


AGREED AND ACCEPTED BY:

PURO CORPORATION OF AMERICA



By: /s/ Jack C. West
    ----------------------------
    Jack C. West,
    Its President
    Hereunto Duly Authorized